Exhibit 23.1

 Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to Registration Statement (No. 333-172258) on Form S-1 of Advanced Cell Technology, Inc. and subsidiary of our report dated March 16, 2011, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

SingerLewak LLP

Los Angeles, California

April 7, 2011